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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


  DATE OF REPORT (Date of earliest event reported):      JULY 30, 1998



                             PLAINS RESOURCES INC.
               (Exact name of registrant as specified in charter)



         DELAWARE                    0-9808                13-2898764
(State of Incorporation)     (Commission File No.)      (I.R.S. Employer
  Identification No.)



    500 DALLAS STREET, SUITE 700
         HOUSTON, TEXAS 77002                                 77002
(Address of Principal Executive Offices)                   (Zip Code)


      Registrant's telephone number, including area code:  (713) 654-1414
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ITEM 2. ACQUISITION OF ASSETS

    Description of Transaction

    On July 30, 1998, Plains All American Inc. ("PAAI") a wholly-owned subsidiary of Plains Resources Inc. (the "Company"), acquired all of the outstanding capital stock of All American Pipeline Company ("AAPL"), Celeron Gathering Corporation ("CGC") and Celeron Trading & Transportation Company ("PT&T") (AAPL, CGC and CT&T collectively referred to as the "Celeron Companies") from Wingfoot Ventures Seven Inc., a wholly-owned subsidiary of The Goodyear Tire & Rubber Company. The purchase price for the acquisition was approximately $400 million.

    Financing for the acquisition was provided through (i) PAAI's $325 million, limited recourse bank facility with ING (U.S.) Capital Corporation, BankBoston, N.A., and other lenders under that certain Credit Agreement dated as of July 30, 1998 and (ii) an approximate $110 million capital contribution to PAAI by the Company. Approximately $25 million of the capital contribution was made in the first quarter of 1998 and the remaining $85 million was provided by a privately placed issuance under that certain Stock Purchase Agreement dated as of July 30, 1998, of the Company's Series E Cumulative Convertible Preferred Stock. Kayne Anderson Investment Management, Plains' largest shareholder, and EnCap Investments L.C. were the lead investors in the private placement of such preferred stock.

    Description of Assets Involved

    The principal assets of the entities to be acquired include the All American Pipeline System, a 1,233-mile crude oil pipeline extending from California to Texas, and a 45-mile crude oil gathering system in the San Joaquin Valley of California, as well as other assets related to such operations.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  -  Financial Statements of Business Acquired.

             Financial Statements for the Celeron Companies will be filed under an amendment to this report as soon as practicable but not later than sixty days after the filing of this report.

     (b)  -  Pro Forma Financial Information.

             Pro forma financial information relative to the acquisition will be filed under an amendment to this report as soon as practicable but not later than sixty days after the filing of this report.

                                       1
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     (c)  Exhibits.

     2.1 Stock Purchase Agreement dated as of March 15, 1998, among Plains Resources Inc., Plains All American Inc., Wingfoot Ventures Seven Inc. (incorporated by reference to Exhibit 2(b) to the Company's Annual report on Form 10-K for the year ended December 31, 1997).

     2.2 Credit Agreement dated as of July 30, 1998, among Plains All American Inc. and ING (U.S.) Capital Corporation, et al.

     2.3 Stock Purchase Agreement dated as of July 30, 1998 by and among Plains Resources Inc. and the Purchasers Named Therein for the issuance of Series E Cumulative Convertible Preferred Stock.

     3.1 Certificate of Designation, Preference and Rights of Series E Cumulative Convertible Preferred Stock.


                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 1998

                                        PLAINS RESOURCES INC.



                                        By:  /s/ Phillip D. Kramer
                                           ------------------------------
                                           Name: Phillip D. Kramer
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

                                       2
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                               INDEX TO EXHIBITS


Number                               Exhibit
------                               -------

   2.1 Stock Purchase Agreement dated as of March 15, 1998, among Plains Resources Inc., Plains All American Inc.,
         Wingfoot Ventures Seven Inc. (incorporated by reference to
         Exhibit 2(b) to the Company's Annual report on Form 10-K for the year ended December 31, 1997).

   2.2 Credit Agreement dated as of July 30, 1998, among Plains All American Inc. and ING (U.S.) Capital Corporation, et al.

   2.3 Stock Purchase Agreement dated as of July 30, 1998 by and among Plains Resources Inc. and the Purchasers Named
         Therein for the issuance of Series E Cumulative Convertible Preferred Stock.

   3.1 Certificate of Designation, Preference and Rights of Series E Cumulative Convertible Preferred Stock.